Exhibit 99.1


                   CINGULAR WIRELESS AND SUNSHINE PCS COMPLETE
                            SALE OF SPECTRUM LICENSES

     Sunshine PCS Sells Cingular Three Florida PCS Licenses For $13,750,000

New York - December 31, 2003 - Sunshine PCS Corporation (OTC: SUNPA.PK) has completed the previously announced sale of three licenses in Florida to Cingular Wireless for $13.75 million in cash.

Concurrent with this transaction, Sunshine PCS acquired all of the outstanding shares of its three series of Preferred Stock and warrants to purchase 4,300,000 shares of its Class A Common Stock from Lynch Interactive Corporation for a total of $7,587,000. It also acquired from the holder, thereof, all of its outstanding shares of Class B Common Stock for approximately $613,862.

Sunshine PCS is in the process of evaluating all of its alternatives with respect to the remaining proceeds of the sale and will consider all options as to their potential use.

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby. Investors are cautioned that all forward-looking statements involve risks and uncertainty, including without limitation, future action or inaction by the Board of Directors and stockholders and Sunshine PCS and regulatory authorities with respect to the matters referred to in this press release. Although Sunshine PCS believes that the assumptions contained herein are reasonable, any of the assumptions could be inaccurate, and therefore, there can be no assurance that the forward-looking statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by Sunshine PCS or any other person that the objectives and plans of Sunshine PCS will be achieved.




Contact: Karen E. Johnson
         Chief Executive Officer
         Sunshine PCS Corporation
         (646) 336-1718

Release: 03-01